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Exhibit 10-AA


SETTLEMENT AGREEMENT


This Settlement Agreement ("Agreement") is made this 28th day of February 2001, by and among Bruegger's Corporation, a Delaware corporation ("BC"), Lethe LLC, a Delaware limited liability company ("Lethe"), Nordahl L. Brue of Burlington, Vermont ("Brue"), Michael J. Dressell of Shelburne, Vermont ("Dressell"), Bruegger's Franchise Corporation, a Delaware corporation ("BFC"), Champlain Management Services, Inc., a Delaware corporation ("CMS") and Edward Davis of Raleigh, North Carolina ("Davis") (BC, Lethe, Brue, Dressell, BFC, CMS and Davis shall be sometimes collectively referred to as the "BC Parties") and Quality Dining, Inc., an Indiana corporation ("QDI"), Grady's American Grill, LP, a Texas limited partnership ("Grady's LP"), Grady's American Grill Restaurant Corporation, an Indiana corporation ("Grady's Corporation"), Daniel B. Fitzpatrick of Mishawaka, Indiana ("Fitzpatrick") and David Findlay of Mishawaka ("Findlay") (QDI, Grady's LP, Grady's Corporation, Fitzpatrick and Findlay shall be sometimes collectively referred to as the "QDI Parties").

RECITALS

WHEREAS, on September 3, 1997, BC, Brue, Dressell and QDI executed an Agreement denoted as a Share Exchange Agreement ("SEA"), pursuant to which Brue and Dressell acquired and QDI relinquished all of the outstanding common stock of BC and certain other bagel related assets;

WHEREAS, on September 3, 1997, in connection with the SEA, Bagel Disposition Corporation, QDI's wholly owned subsidiary and the owner of numerous bagel bakeries operating under the names of "Bruegger's" or "Moe's," Lethe and QDI entered into the Agreement and Plan of Merger whereby certain affiliates of QDI operating bagel bakeries were merged into Bagel Disposition Corporation and Bagel Disposition Corporation was then merged into Lethe (the "Plan of Merger");

WHEREAS, in connection with the SEA, BC issued a Junior Subordinated Note, dated October 20, 1997, to QDI in the principal amount of $10 million dollars (the "Subordinated Note");

WHEREAS, the obligations of BC under the Subordinated Note are guaranteed by certain affiliates of BC pursuant to the Junior Subordinated Guarantee dated October 20, 1997 (the "Subordinated Guarantee");

WHEREAS, the Plaintiffs, as hereinafter defined, and QDI are parties to a lawsuit in United States District Court for the District of Vermont


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entitled "Bruegger's Corporation, Lethe LLC, Nordahl Brue and Michael Dressell
v. Quality Dining, Inc.," Docket No. 2:99-cv-00262 (the "Lawsuit");

WHEREAS, the Lawsuit alleges that QDI has breached certain of its obligations and duties under various provisions of the SEA and the Plan of Merger;

WHEREAS, QDI has filed an Answer in the Lawsuit denying any liability and asserting various counterclaims against the Plaintiffs;

WHEREAS, certain of the BC Parties and QDI Parties are defendants in a lawsuit pending in the United States District Court for the District of Maryland entitled, "D&K Foods, Inc., Ken Wagnon, Dan Carney, Pacific Capital Ventures, Inc., Jay Wagnon, PLB Enterprises, Inc. and Patrick Beatty v. Bruegger's Corporation, Bruegger's Franchise Corporation, Quality Dining, Inc., Daniel B. Fitzpatrick, Michael J. Dressell and Nordahl L. Brue," Docket No. L-97-2304 (the "D&K Lawsuit");

WHEREAS, certain of the BC Parties and QDI Parties are either the plaintiff or third-party defendants in a lawsuit pending in the United States District Court for the Southern District of Texas entitled, "Grady's American Grill, LP v. Michael K. Reilly and MKR Investments, L.P. v. Bruegger's Corporation, Bruegger's Franchise Corporation, Quality Dining, Inc., Champlain Management Services, Inc., Grady's American Grill Restaurant Corporation, Nordahl L. Brue, Michael J. Dressell, David Findlay, Ed Davis and Daniel Fitzpatrick." Docket H-98- 4015 (the "Reilly Lawsuit");

WHEREAS, BFBC, Ltd., BFBC Company, Richard B. Worth, Thomas J. Burkhard, Bohdan
W. Stone and Arthur J. Lavallie, as intervenors/plaintiffs, have filed a Complaint in Intervention in the Reilly Lawsuit in which they allege various claims against BC, Bruegger's Franchise Corporation, Quality Dining, Inc., Champlain Management Services, Inc., Grady's American Grill, LP, Grady's American Grill Restaurant Corporation, Brue, Dressell, David Findlay, Ed Davis and Daniel Fitzpatrick, as defendants in intervention (the "BFBC Lawsuit") (The Reilly Lawsuit and the BFBC Lawsuit hereinafter shall be collectively referred to as the "Reilly/BFBC Lawsuit");

WHEREAS, pursuant to and subject to the terms of this Agreement, the Plaintiffs and QDI desire to settle all disputes concerning the SEA and Plan of Merger and to terminate all continuing obligations thereunder;

WHEREAS, pursuant and subject to the terms of this Agreement, the Plaintiffs and QDI desire to settle fully and finally the Lawsuit; and

WHEREAS, pursuant to the terms of this Agreement, the BC Parties and QDI Parties desire to modify certain provisions formerly addressed in the SEA and Plan of Merger related to indemnification, sharing of costs and litigation management in connection with the D&K Lawsuit and the Reilly/BFBC Lawsuit as well as certain other matters.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party hereto, it is agreed as follows:


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1. Certain Definitions.

The following terms, as used herein, shall have the following meanings:

"Affiliate" shall mean, as to any Person, any of the following other Persons:
(i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interest of such Person; (iii) any former or current officer, director, manager, general partner or trustee of such Person; or (iv) any Person who was or is an officer, director, manager or general partner, trustee or holder of ten percent (10%) or more of the voting interest of any Person described in clauses (i) through (iii) of this sentence. For the purposes of this definition and of the definition of Subsidiary, "control," "controlled by" or "under common control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. "Affiliates" shall mean more than one (1) Affiliate.

"Apollo Investment Agreement" shall mean that certain Investment agreement dated as of February 14, 1997 by and among Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo (UK) Partners III, L.P. (collectively "Apollo"), Quality Dining, Inc. and certain then- Affiliates of QDI.

"Bagel Business" shall mean the business of franchising, owning and operating bagel bakeries throughout the United States under the names "Bruegger's" or "Moe's," or any derivations thereof.

"Bagel Companies" shall mean Bagel Acquisition Corporation, Bagel Disposition Corporation, Best Bagels, Inc., Lethe, BC, BF Holding, Inc., Bruegger's Franchise Corporation, Mohold Franchise Corporation, Mohold, Inc. and Odyssey Bagels, Inc.

"Damages" shall mean any and all damage, loss, judgment, obligation, liability (whether fixed or contingent, known or unknown) and expense (including reasonable expenses of investigation and reasonable attorneys' and accountants fees and expenses).

"Excluded Liabilities" shall mean all liabilities and other obligations, whether known or unknown, fixed or contingent, liquidated or unliquidated, accrued or unaccrued, relating to (i) all leases and other assets in respect of the Excluded Stores and the former Burlington, Vermont regional office of BC located on Kimball Avenue, in South Burlington, Vermont, (ii) obligations, if any, directly to Apollo pursuant to the Apollo Investment Agreement, (iii) workers compensation arising under or in connection with any Person's employment with any of the Bagel Companies for incidents occurring on or prior to October 20, 1997, (iv) health insurance coverage of any Person employed by the Bagel Companies for covered expenses incurred on or prior to October 20, 1997, and (v) the Finn Employment Agreement.

"Excluded Stores" shall mean all stores or commissaries that (i) (A) were intended to be used in the Bagel Business or (B) were used in the Bagel Business and (ii) were not open and operating on October 20, 1997, which stores are listed on Schedule II, attached hereto, provided, however, that all stores and commissaries that are or were located in the state of Nevada shall not be considered "Excluded Stores."


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"Finn Employment Agreement" shall mean any contract between Stephen Finn and QDI or any of its Subsidiaries or Affiliates.

"Franchisee Claims" shall mean any claim, threatened or asserted, or any action, suit or proceeding (at law or in equity, in any court of competent jurisdiction) which is commenced against QDI or any of its Affiliates by a current or former franchisee, or its Affiliates, of the Bagel Business which arises out of or relates to any of the following: (i) the operation of the Bagel Business (ii) alleged violation of franchise or securities laws in connection with the purchase and sale of franchises, (iii) breach of promise to purchase the franchisee's business or lend money to the franchisee or (iv) common law fraud.

"Governmental Body" shall mean any government or governmental or regulatory body of any country or any political subdivision thereof (whether federal, state, local or foreign), any agency, instrumentality or authority of any such government or governmental or regulatory body, any court of competent jurisdiction or any arbitrator.

"Person" shall mean any individual, corporation, company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

"Plaintiffs" shall mean BC, Lethe, Brue and Dressell.

"Subsidiary" means, with respect to any Person, any other Person which is, directly or indirectly, controlled by such Person.

"Taxes" means all taxes, charges, fees, levies, or other similar assessments, including without limitation: (a) income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, licensing, withholding, employment, payroll, alternative or add-on minimum tax, estimated and franchise taxes imposed by the United States of America, any state, local or foreign government, or any subdivision, agency or other similar Person of the United States or any such government; and (b) any interest, fines, penalties, assessments or additions resulting from, attributable to or incurred in connection with any such taxes, charges, fees, levies or other similar assessments or any contest or dispute thereof.

2. Disclaimer of Liability or Wrong-doing.

This Agreement and the Release, as hereinafter defined, shall not in any way be construed as an admission by the Plaintiffs, QDI or others released by the Release of any liability or any wrong-doing whatsoever or as an admission by the Plaintiffs, QDI or others released by the Release that they have acted wrongfully with respect to each other or any other entity, or an admission by the Plaintiffs, QDI or others released by the Release that, except as expressly provided in this Agreement and the Release, Plaintiffs or QDI have any rights against one another or any others released by the Release. The Plaintiffs, QDI and others released by the Release specifically deny and disclaim any liability to or wrongful acts against the other or any other entity.

3. Dismissal with Prejudice of Claims.

(a) Dismissal with Prejudice of the Lawsuit. The Plaintiffs and QDI agree to stipulate to dismissal with prejudice of the Lawsuit pursuant to a Stipulation of Dismissal with Prejudice of the Lawsuit in the form


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attached hereto as Exhibit A and which shall be executed simultaneously with this Agreement. On the date that this Agreement is executed, the executed Stipulation of Dismissal with Prejudice shall be filed with the United States District Court for the District of Vermont.

(b) No other Claims, Filings, or Reports. The Plaintiffs and QDI each represent, covenant and agree that, except for the Lawsuit, they have not filed any complaint, other lawsuit, or claim against the other or against any others released by the Release with any federal, state, or local governmental agency or court.

4. Release.

The BC Parties, certain Affiliates of the BC Parties and the QDI Parties shall execute and deliver the Release attached hereto as Exhibit B (the "Release") as a condition to the effectiveness of this Agreement; provided, however, that no breach or default of the terms of this Agreement shall affect the scope or validity of the releases given in the Release and no breach or default of the Release shall affect the obligations under this Agreement.

5. Consideration/Covenants/Acknowledgments.

(a) Subordinated Note. Upon the signing of this Agreement and all documents to be executed in connection herewith, the Subordinated Note shall be amended by BC executing and delivering an Amended and Restated Junior Subordinated Note which shall be in the principal amount of Ten Million Seven Hundred Six Thousand Six Hundred Sixty-Seven and No/100 Dollars ($10,706,667.00), such note to be in the same form and substance of Exhibit C attached hereto and incorporated herein by this reference (the "Amended and Restated Subordinated Note").

(b) Subordinated Guarantee. Upon the signing of this Agreement and all documents to be executed in connection herewith, the Subordinated Guarantee shall be amended by the Guarantors (as defined therein) executing and delivering an Amended and Restated Junior Subordinated Guarantee in the same form and substance as Exhibit D attached hereto and incorporated herein by this reference (the "Amended and Restated Subordinated Guarantee").

(c) Reilly/BFBC Lawsuit

(1) In the event the BC Parties, the QDI Parties, or, with respect to each of the foregoing parties, their Affiliates become obligated to pay any sums of money to satisfy a judgment rendered in the Reilly/BFBC Lawsuit or for purposes of settling the Reilly/BFBC Lawsuit, including without limitation any award of attorneys' fees and costs of litigation (the "Reilly/BFBC Obligations"), then the Reilly/BFBC Obligations shall be paid and satisfied from the following sources and in the following order until fully paid and satisfied: (i) First, from any Reilly/BFBC Recovery, as hereinafter defined; and (ii) Second, from BC and QDI, with BC paying fifty percent (50%) of the then remaining Reilly/BFBC Obligations and QDI paying the remaining fifty percent (50%) of the then remaining Reilly/BFBC Obligations.

(2) In the event any sums of money are recovered and collected by the BC Parties, the QDI Parties or, with respect to each of the foregoing parties, their Affiliates as a result of a judgment rendered in the Reilly/BFBC Lawsuit or as a result of settlement of the Reilly/BFBC Lawsuit, including without limitation any payments made with respect to



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certain obligations of BFBC Ltd or BFBC Company that were guaranteed by Michael
K. Reilly and/or MKR Investments, L.P., under that certain guarantee dated April 15, 1997 (the "Reilly Guarantee") for purposes of guaranteeing the obligations of BFBC Ltd. and/or BFBC Company under that certain promissory note, dated April 15, 1997, payable to Grady's LP, as successor in interest to Texas Commerce Bank, (the "BFBC Note"), any payments made on the BFBC Note, Reilly Guarantee or any other guarantee made in connection with the aforementioned obligations of BFBC Ltd and/or BFBC Company, or any award of attorneys' fees and costs of litigation (the "Reilly/BFBC Recovery"), then the Reilly/BFBC Recovery shall be distributed to the following parties and in the following order until fully distributed: (i) First, to those parties necessary to pay and satisfy any Reilly/BFBC Obligations; (ii) Second, to BC or QDI, as the case may be, in an amount equal to any unpaid Excess Future Litigation Costs/Expenses (as hereinafter defined) relating to the Reilly/BFBC Costs and Expenses, as hereinafter defined; (iii) Third, to BC and QDI, equally, up to the amounts necessary to reimburse BC and QDI for their respective shares of the Reilly/BFBC Costs and Expenses; and (iv) Fourth, to BC and QDI, with BC to receive twenty-five percent (25%) of the then remaining Reilly/BFBC Recovery and QDI to receive seventy-five percent (75%) of the then remaining Reilly/BFBC Recovery. Notwithstanding the foregoing, should there still be an amount due and owing under the Amended and Restated Subordinated Note at the time any Reilly/BFBC Recovery is recovered and collected, then any portion of the Reilly/BFBC Recovery payable to BC pursuant to clause (iv) of the preceding sentence shall be immediately credited first to accrued interest and then to principal then due and owing under the Amended and Restated Subordinated Note (the "Reilly/BFBC Credit"). QDI and BC understand, acknowledge and agree that for all purposes under this Agreement and the Amended and Restated Subordinated Note, the full amount of any Reilly/BFBC Credit, irrespective as to whether the Reilly/BFBC Credit is credited toward interest or principal due under the Amended and Restated Subordinated Note, shall be credited against BC's obligations under the Amended and Restated Subordinated Note in accordance with the provisions thereof.

(d) D&K Lawsuit.

(1) In the event the BC Parties, the QDI Parties, or, with respect to each of the foregoing parties, their Affiliates become obligated to pay any sums of money to satisfy a judgment rendered in the D&K Lawsuit or for purposes of settling the D&K Lawsuit, including without limitation any award of attorneys' fees and costs of litigation (the "D&K Obligations"), then the D&K Obligations shall be paid and satisfied from the following sources and in the following order until fully paid and satisfied: (i) First, from any D&K Recovery, as hereinafter defined; and (ii) Second, from BC and QDI, with BC paying fifty percent (50%) of the then remaining D&K Obligations and QDI paying the remaining fifty percent (50%) of the then remaining D&K Obligations.

(2) In the event any sums of money are recovered and collected by the BC Parties, QDI Parties or, with respect to each of the foregoing parties, their Affiliates as a result of a judgment rendered in the D&K Lawsuit or as a result of settlement of the D&K Lawsuit, including without limitation any award of attorneys' fees and costs of litigation (the "D&K Recovery"), then the D&K Recovery shall be distributed to the following parties and in the following order until fully distributed: (i) First, to those parties necessary to pay and satisfy any D&K Obligations; (ii) Second, to BC or QDI, as the case may be, in an amount


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equal to any unpaid Excess Future Litigation Costs/Expenses relating to the D&K
Costs and Expenses, as hereinafter defined; (iii) Third, to BC and QDI, equally, up to the amounts necessary to reimburse BC and QDI for their respective shares of the D & K Costs and Expenses; and (iv) Fourth, to BC and QDI, with BC to receive seventy-five percent (75%) of the then remaining D&K Recovery and QDI to receive twenty-five percent (25%) of the then remaining D&K Recovery.

(e) Affiliate Subordination Agreement.

Simultaneously with signing this Agreement, Plaintiffs, QDI and certain other parties shall execute and deliver the Affiliate Subordination Agreement in the same form and substance as Exhibit E attached hereto and incorporated herein by this reference.

(f) Future Legal Representation and Costs/Expenses.

(1) The parties hereto acknowledge that BC is indemnifying and holding harmless its officers, directors and agents from defense costs and potential damages in the Third Party Suits, as hereinafter defined, and that QDI is indemnifying and holding harmless its officers, directors and agents from defense costs and potential damages in the Third Party Suits. BC and QDI hereby agree that the costs of such indemnification of said parties incurred after the date of this Agreement shall be included as a part of the Future Litigation Costs/Expenses, as hereinafter defined.

(2) With respect to the D&K Lawsuit and the Reilly/BFBC Lawsuit (collectively, the "Third Party Suits"), the fees and disbursements charged by the outside attorneys and experts representing the applicable BC Parties and the QDI Parties for those services performed and disbursements made after the date of this Agreement in defending and/or prosecuting the Third Party Suits, including without limitation such fees and disbursements incurred in connection with collecting any judgment (the "Future Litigation Costs/Expenses"), shall be shared equally by BC and QDI. For all purposes of this Agreement, those Future Litigation Costs/Expenses incurred in connection with the Reilly/BFBC Lawsuit sometimes shall be referred to herein separately as the "Reilly/BFBC Costs and Expenses" and those Future Litigation Costs/Expenses incurred in connection with the D&K Lawsuit sometimes shall be referred to herein separately as the D&K Lawsuit Costs and Expenses." BC and QDI shall cooperate in coordinating the defense and/or the prosecution of the Third Party Suits so as to reasonably minimize the amount of Future Litigation Costs/Expenses. In this regard, the applicable BC Parties and the QDI Parties each shall seek joint representation for the Third Party Suits and shall instruct the attorneys providing such joint representation accordingly.

(3) The applicable BC Parties and the QDI Parties shall instruct the outside attorneys providing the joint representation for the Third Party Suits to prepare joint bills for the Future Litigation Costs/Expenses, such that each such bill is addressed to BC and QDI. BC and QDI each shall then pay promptly, but in any event within sixty (60) days, one-half of each such bill. Should, for whatever reason, the Future Litigation Costs/Expenses be billed to BC and QDI separately, then BC and QDI shall each submit to the other party, on a monthly basis, an itemized statement of the Future Litigation Costs/Expenses incurred by such party during the previous month. On a quarterly basis, BC and QDI shall determine whether, based on such joint bills or itemized statements, as the case may be, BC or QDI has incurred Future Litigation


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Costs/Expenses in excess of the amount of the Future Litigation Costs/Expenses incurred by the other party for the quarter then ended (the "Excess Future Litigation Costs/Expenses"). In the event that either BC or QDI incur Excess Future Litigation Costs/Expenses for such quarter, then the other party shall, within thirty (30) days from the date of determination of the Excess Future Litigation Costs/Expenses, reimburse BC or QDI, as the case may be, an amount equal to one half of the Excess Future Litigation Costs/Expenses for such quarter.

(4) The applicable QDI Parties hereby authorize BC to direct, through counsel, all aspects of the prosecution and defense of the D&K Lawsuit. BC's discretion shall include the decision to prosecute all claims through trial and appeal, if deemed necessary or appropriate by BC. BC shall use commercially reasonable judgment in exercising this discretion. BC shall consult with QDI whenever practical about material matters prior to rendering such direction. The applicable BC Parties and QDI Parties shall seek the appointment of Piper, Marbury, Rudnick & Wolfe ("PMRW") as lead counsel in the D&K Lawsuit, so long as Steve Fedder, an attorney with PMRW, is willing and able to serve in this capacity. The parties shall retain Bryan Cave to support, as deemed appropriate by BC.

The applicable QDI Parties hereby agree with the applicable BC Parties that BC shall be authorized to determine the terms of any settlement of the D&K Lawsuit; provided that (i) such terms include an unconditional release of the applicable QDI Parties from the opposing parties in the D&K Lawsuit, and (ii) the QDI Parties are not obligated to contribute any cash or other assets in consideration of such settlement, other than release of its counterclaims in the D&K Lawsuit. In contrast, both QDI and BC must agree upon any resolution of the D&K Lawsuit reached through settlement that requires the payment of money or other property to, for the benefit of, or at the discretion of the opposing parties to the D&K Lawsuit or any of their respective Affiliates.

(5) The applicable BC Parties hereby authorize QDI to direct, through counsel, all aspects of the prosecution and defense of the Reilly/BFBC Lawsuit. QDI's discretion shall include the decision to prosecute all claims through trial and appeal, if deemed necessary or appropriate by QDI. QDI shall use commercially reasonable judgment in exercising this discretion. QDI shall consult with BC whenever practical about material matters prior to rendering such direction. The applicable BC Parties and QDI Parties shall seek the appointment of Bryan Cave as lead counsel in the Reilly/BFBC Lawsuit, so long as Ellen Bonacorsi or William Edgar, attorneys with Bryan Cave, are willing and able to serve in this capacity. The parties shall retain PMRW to support, as deemed appropriate by QDI.

The applicable BC Parties hereby agree with the applicable QDI Parties that QDI shall be authorized to determine the terms of any settlement of the Reilly/BFBC Lawsuit; provided that (i) such terms include an unconditional release of the applicable BC Parties from the opposing parties in the Reilly/BFBC Lawsuit, and
(ii) the BC Parties are not obligated to contribute any cash or other assets in consideration of such settlement, other than release of its counterclaims in the Reilly/BFBC Lawsuit. In contrast, both QDI and BC must agree upon any resolution of the Reilly/BFBC Lawsuit reached through settlement that requires the payment of money or other property to, for the benefit of, or at the discretion of the opposing parties to the Reilly/BFBC Lawsuit or any of their respective Affiliates.


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(g) Vendor Claims. QDI shall indemnify, defend and hold harmless the BC Parties, the other BC Releasees, as defined in the Release, and any of the BC Parties' or BC Releasees' respective Affiliates from any and all Damages arising out of claims made by those vendors for obligations under those contracts listed under the heading "QDI Vendor Claims" on Exhibit F, attached hereto and incorporated herein by this reference. BC shall indemnify, defend and hold harmless the QDI Parties, the other QDI Releasees, as defined in the Release, and the QDI
Parties' and the QDI Releasees' respective Affiliates from any and all Damages arising out of claims made by those vendors for obligations under those contracts listed under the heading "BC Vendor Claims" on Exhibit E.

(h) Tax Claims. QDI shall indemnify, defend and hold harmless the BC Parties, other BC Releasees and the BC Parties' and BC Releasees' respective Affiliates from: (i) the full amount of any and all Damages for or in respect of those Taxes owed by the Bagel Companies, or their successors and assigns, and described on Exhibit G, attached hereto and incorporated herein by this reference; and (ii) fifty percent (50%) of any and all Damages for or in respect of those Taxes relating to sales and use taxes owed by the Bagel Companies, or their successors and assigns, in any state, other than Michigan and Ohio, for tax years ending in 1997 and earlier. QDI shall promptly cause any and all such Taxes set forth on Exhibit G to be paid, settled or otherwise resolved. BC and QDI hereby agree that each will use good faith efforts to cooperate with each other and work together to respond to any and all audits, investigations, proceedings, suits and other matters relating to the Taxes referenced in clauses
(i) and (ii), above, which may be brought by any Governmental Body.

(i) PLB Lawsuit.

(1) With respect to the lawsuit in the United States District Court for the District of New Mexico entitled "Beth Hunter and Monique Pratto v. PLB Enterprises, Inc., Quality Dining, Inc., Bruegger's Fresh Bagel Bakery, and Patrick Beatty," Docket No. CIV98-0077 JP/JHG (the "PLB Lawsuit"), BC and QDI each acknowledges that it is represented by the law firm of Riley, Shane and Hale in the PLB Lawsuit and each agrees that it will continue to be jointly represented by said firm in such matter until such time as it notifies the other party in writing that it wishes to cease such representation. All fees and disbursements charged by the outside attorneys and experts representing BC and QDI for services and disbursements made after the date of this Agreement in defending and/or prosecuting the PLB Lawsuit (the "PLB Litigation Costs/Expenses") shall continue to be shared equally by BC and QDI. BC and QDI, for themselves and for their respective Affiliates hereby agree that for so long as BC and QDI are jointly represented in the PLB Suit that all aspects of the defense, any prosecution or the terms of any settlement shall be jointly managed and agreed upon by BC and QDI. Should either or both of BC and QDI elect to not be jointly represented by Riley, Shane and Hale or any other law firm, then BC and QDI shall cooperate in coordinating the defense and/or the prosecution of the PLB Lawsuit so as to reasonably minimize the amount of the PLB Litigation Costs/Expenses. In this regard, BC and QDI each shall instruct their counsel to coordinate and consult with the other party's counsel before taking any material action in connection with the PLB Lawsuit and the parties shall agree on all material actions to be taken in connection with the PLB Lawsuit.

BC and QDI shall instruct the outside attorneys providing the joint representation for the PLB Lawsuit to prepare joint bills for the PLB


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Litigation Costs/Expenses, such that each bill is addressed to BC and QDI. BC and QDI each shall then pay promptly, but in any event within sixty (60) days, one-half of each such bill. Should, for whatever reason, the PLB Litigation Costs and Expenses be billed to BC and QDI separately, then BC and QDI shall each submit to the other party, on a monthly basis, an itemized statement of PLB Litigation Costs/Expenses incurred by such party during the previous month. On a quarterly basis, BC and QDI shall determine whether, based on such joint bills or itemized statements, as the case may be, BC or QDI have incurred PLB Litigation Costs/Expenses in excess of the amount of PLB Litigation Costs/Expenses incurred by the other party for the quarter then ended (the "PLB Excess Litigation Costs/Expenses"). In the event that either BC or QDI incur PLB Excess Litigation Costs/Expenses for such quarter, then the other party shall, within thirty (30) days from the date of determination of the PLB Excess Litigation Costs/Expenses, reimburse BC or QDI, as the case may be, an amount equal to one half of the PLB Excess Litigation Costs/Expenses for such quarter.

(2) In the event BC, QDI or their respective Affiliates become obligated to pay any sums of money to satisfy a judgment rendered in the PLB Lawsuit or for purposes of settling the PLB Lawsuit, including without limitation any award of attorneys' fees and costs of litigation (the "PLB Obligations"), then the PLB Obligations shall be paid and satisfied from the following sources and in the following order until fully paid and satisfied: (i) First, from any PLB Recovery, as hereinafter defined; and (ii) Second, from BC and QDI, with BC paying fifty percent (50%) of the then remaining PLB Obligations and QDI paying the remaining fifty percent (50%) of the then remaining PLB Obligations.

(3) In the event any sums of money are recovered and collected by BC, QDI or their respective Affiliates as a result of a judgment rendered in the PLB Lawsuit or as a result of settlement of the PLB Lawsuit, including without limitation any award of attorneys' fees and costs of litigation (the "PLB Recovery"), then the PLB Recovery shall be distributed to the following parties and in the following order until fully distributed: (i) First, to those parties necessary to pay and satisfy any PLB Obligations; (ii) Second, to BC or QDI, as the case may be, in an amount equal to any unpaid PLB Excess Litigation Costs/Expenses; (iii) Third, to BC and QDI, equally, up to the amounts necessary to reimburse BC and QDI for their respective shares of the PLB Litigation Costs/Expenses; and (iv) Fourth, to BC and QDI, equally.

(j) Limitation on QDI Liability Concerning Third Party Suits. Notwithstanding anything to the contrary contained in this Agreement, the maximum aggregate dollar amount of QDI's liability for the Reilly/BFBC Obligations, the D&K Obligations and the Future Litigation Costs/Expenses shall not exceed an amount equal to the following sum: (i) any distributions of the portion of any D&K Recovery remaining after any D&K Obligations, that QDI actually receives pursuant to the terms of this Agreement; plus (ii) any distributions of that portion of any Reilly/BFBC Recovery, remaining after any Reilly/BFBC Obligations, that QDI actually receives pursuant to the terms of this Agreement (including, without limitation but without duplication, the Reilly/BFBC Credit) which exceeds Four Million Two Hundred Thousand and No/100 Dollars ($4,200,000.00), plus (iii) any insurance proceeds paid after August 1, 2000, under policies insuring QDI or its Affiliates from claims under the Reilly/BFBC Lawsuit and/or D&K Lawsuit with respect to such Lawsuits; plus (iv) Four Million and No/100 Dollars ($4,000,000.00) (the "QDI Liability Cap"). BC shall indemnify, defend and hold harmless QDI, the QDI Releasees and each of their Affiliates from any and all

Damages in excess of the QDI Liability Cap which arise out of or are related to the Reilly/BFBC Lawsuit and/or D & K Lawsuit.

(k) Excluded Liabilities. QDI shall indemnify, defend and hold harmless the BC Parties, other BC Releasees and the BC Parties' and BC Releasees' respective Affiliates from any and all Damages relating to the Excluded Liabilities.

(l) Benefit Plans. QDI shall indemnify, defend and hold harmless the BC Parties, other BC Releasees and the BC Parties' and BC Releasees' respective Affiliates from any and all Damages relating to liabilities or obligations under any so-called 401k retirement plans maintained by QDI or the Bagel Companies for any acts or omissions prior to October 20, 1997. In connection with this paragraph 5(l) of this Agreement, QDI, for itself and on behalf of its Affiliates, hereby represents and warrants that neither QDI nor its Affiliates, either current or former, had any retirement plans in place for the benefit of employees of the Bagel Companies, prior to October 20, 1997, except for the aforementioned 401k retirement plans.

(m) Bagel Business. QDI shall indemnify, defend and hold harmless the BC Parties, the other BC Releasees and the BC Parties' and BC Releasees' respective Affiliates from any and all Damages arising from tort claims (other than tort claims related to or arising out of any Franchisee Claim) based upon acts, omissions or occurrences that occurred in the operation of the bagel bakeries comprising the Bagel Business prior to or on October 20, 1997. BC shall indemnify, defend and hold harmless the QDI Parties, the other QDI Releasees and the QDI Parties' and the QDI Releasees' respective Affiliates from any and all Damages arising from tort claims based upon acts, omissions or occurrences that occurred in the operation of the bagel bakeries comprising the Bagel Business after October 20, 1997.

(n) Franchisee Claims. Except for the Reilly/BFBC Lawsuit and the D&K Lawsuit, which shall be treated as expressly provided herein, BC shall indemnify, defend and hold harmless the QDI Parties, the other QDI Releasees and their respective Affiliates from any and all Damages arising from or related to any Franchisee Claims.

(o) Lease Guarantees. BC shall indemnify, defend and hold harmless the QDI Parties, the other QDI Releasees and the QDI Parties' and the QDI Releasees' respective Affiliates from any and all Damages incurred by QDI under any guarantee of any lease to which any of the Bagel Companies was a party as of October 20, 1997, except to the extent such guarantee relates to an Excluded Store.

(p) Directors' and Officers' Indemnification and Liability Insurance. QDI shall continue to indemnify, defend and hold harmless Brue, Dressell and David Austin ("Austin") in their capacities as former directors of QDI. QDI also shall continue to cover Brue, Dressell and Austin, in their capacity as former directors of QDI, under QDI's directors' and officers' liability insurance policy until October 20, 2003, for events occurring prior to October 20, 1997; provided, however, that should QDI renew or replace its existing directors' and officers' liability insurance policy and providing such coverage to Brue, Dressell and Austin would cause QDI's premiums for such replacement or renewal policy to be 125% higher than the premiums that QDI would otherwise have to pay without covering Brue, Dressell and Austin, then QDI shall not be required to provide such coverage. QDI also agrees that any settlement of an action or proceeding including claims against Brue, Dressell or

Austin, in their capacities as directors of QDI, shall include a release in the form and substance reasonably satisfactory to Brue, Dressell and Austin.

(q) Worker's Compensation. BC shall indemnify, defend and hold harmless the QDI Parties, the QDI Releasees and each of their Affiliates from any and all Damages relating to worker's compensation arising under or in connection with any person's employment with any of the Bagel Companies for incidents occurring after October 20, 1997.

(r) Individuals. The QDI Parties and the BC Parties, each for themselves and their respective Affiliates, acknowledge, understand and agree that none of Brue, Dressell, Fitzpatrick, Davis nor Findlay are undertaking any obligations under nor have any liabilities with respect to this Agreement or the matters referenced herein, other than to enter into the Release and to cooperate in the defense and prosecution of the Reilly/BFBC Lawsuit and the D&K Lawsuit.

6. Termination of SEA and Plan of Merger.

(a) QDI, BC, Lethe, Brue and Dressell hereby agree that all continuing obligations under the SEA and the Plan of Merger are terminated.

(b) Notwithstanding anything to the contrary contained in this Agreement or the Release, nothing contained in this Agreement or the Release is intended to, nor shall it be construed to release, the QDI Releasees or the BC Releasees from their respective obligations, covenants, duties, agreements or representations and warranties under this Agreement or, to the extent applicable, the Amended and Restated Subordinated Note or Amended and Restated Subordinated Guarantee or the Affiliate Subordination Agreement

7. Representations and Warranties.

(a) Representations and Warranties of QDI. The QDI Parties represent and warrant that (i) the QDI Parties or their Affiliates have not heretofore assigned or transferred, or purported to have assigned or transferred, to any person or entity, any claim or portion thereof or interest therein that is the subject of this Agreement; (ii) QDI or its Affiliates have not heretofore assigned, transferred or encumbered, or purported to have assigned, transferred or encumbered, to any person or entity, the Subordinated Note, Subordinated Guarantee or any interests therein, except to its lender; (iii) the QDI Parties have full power and authority to enter into this Agreement, the Release and all other agreements to be entered in connection with this Agreement; (iv) this Agreement does not require the consent of (x) any lender or, if required, such consent already has been obtained or (y) any party claiming by, through or under the QDI Parties and/or their Affiliates and (v) the persons executing this Agreement on behalf of the QDI Parties that are entities are duly authorized to do so.

(b) Representations and Warranties of the BC Parties. The BC Parties represent and warrant that (i) the BC Parties or their Affiliates have not heretofore assigned or transferred, or purported to have assigned or transferred, to any person or entity, any claim or portion thereof or interest therein that is the subject of this Agreement; (ii) the BC Parties have full power and authority to enter into this Agreement, the Release and all other agreements to be entered in connection with this Agreement; (iii) this Agreement does not require the consent of (x) any lender or, if required, such consent already has been obtained or (y) any party claiming by, through or under the BC Parties and/or their Affiliates; and (iv) the persons executing this Agreement on behalf of the BC Parties that are entities are duly authorized to do so.

8. Entire Agreement.

This is the entire Agreement between the parties hereto and it may not be modified or canceled in any manner except in writing signed by said parties. The parties hereto make no promises to each other concerning the subject matter hereof, other than those in this Agreement, the Release or the other agreements to be entered in connection with this Agreement.

9. Successors and Assigns.

This Agreement shall bind and inure to the benefit of the QDI Parties and the BC Parties and to their respective heirs, executors, administrators, representatives, predecessors, successors, assigns, Affiliates, Subsidiaries, officers, directors, members, managers, governors, stockholders, owners, representatives or agents.

10. No Third Party Rights.

Other than the Persons identified in Section 9 above and Affiliates of the BC Parties or QDI Parties as to whom rights are expressly conferred hereunder (each of whom is an "Included Third Party"), no Person who is not a party to this Agreement (a "Non-Party") (other than each Included Third Party) is intended by the parties to be a beneficiary of this Agreement and no such other Person may enforce or assert any right, remedy, or obligation of any Person hereunder. Without limiting the foregoing, no Non-Party (other than an Included Third Party) may enforce any obligation of QDI to indemnify or hold harmless any of the BC Parties or any of their Affiliates or of BC to indemnify or hold harmless the QDI Parties or any of their Affiliates. Nothing set forth in this paragraph is intended to nor shall be construed to impair in any way any rights that the QDI Parties, the QDI Releasees, the BC Parties and BC Releasees may have with respect to insurance coverage that would be available to respond to the tort claims referred to in Section 5 (m) above.

11. Interpretation.

This Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any of the parties. Paragraph headings used in this Agreement are intended solely for convenience or reference and shall not be used in the interpretation of this Agreement. As used in this Agreement, the masculine, feminine or neutered gender shall be deemed to include the others whenever the context so indicates or requires.

12. Full and Independent Knowledge; Understanding.

(a) QDI Understanding. The QDI Parties represent and agree that they have discussed any and all aspects of this Agreement with their attorney, and that they have carefully read and fully understand all of the provisions in this Agreement, and that they have had a reasonable time in which to review the Agreement and that they freely and voluntarily consent to all the terms and conditions of this Agreement, and that they understand the final and binding effect of this Agreement and that they sign the same freely and voluntarily.

(b) Plaintiffs Understanding. The BC Parties represent and agree that they have discussed any and all aspects of this Agreement with their attorney, and that they have carefully read and fully understand all of the provisions in this Agreement, and that they have had a reasonable time in which to review the Agreement and that they freely and voluntarily consent to all the terms and conditions of this Agreement, and that they understand the final and binding effect of this Agreement and that they sign the same freely and voluntarily.

13. Choice of Law.

This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to principles of conflicts of laws.

14. Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument. All such counterparts may be evidenced by facsimile and each such facsimile shall be deemed an original, shall be binding upon the parties for all purposes herein, and, together with any other counterpart, shall constitute one and the same instrument.

15. Further Assurances

The parties hereto agree to do such further acts and things and to execute and deliver such additional agreements and instruments as the other parties may reasonably require to consummate, evidence or confirm the agreements contained in this Agreement, the Release and the other documents to be entered into in connection with this Agreement in the manner contemplated hereby. Without limiting the foregoing, the BC Parties, QDI Parties and their respective Affiliates agree, upon request, to promptly provide, or cause the applicable BC Parties or QDI Parties, as the case may be, to promptly provide a full accounting of any Reilly/BFBC Recovery, D & K Recovery or PLB Recovery and shall enter into such documentation as is reasonably requested to reflect any Reilly/BFBC Credit.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date and year first above written.

QUALITY DINING, INC.                         BRUEGGER'S CORPORATION

By: /s/ John C. Firth                        By: /s/ Steven P. Schonberg
   ------------------------------               --------------------------------
Its: Exec. Vice President                    Its: Chief Financial Officer


GRADY'S AMERICAN GRILL, LP                   LETHE LLC

By: Grady's American Grill
Restaurant Corporation
Its: General Partner

By: /s/ John C. Firth                        By: /s/ Steven P. Schonberg
   ------------------------------               --------------------------------
Its: President                               Its: President

GRADY'S AMERICAN                             BRUEGGER'S FRANCHISE CORPORATION
GRILL RESTAURANT CORPORATION


By: /s/ John C. Firth                        By: /s/ Steven P. Schonberg
   ------------------------------               --------------------------------
Its: President                               Its: Chief Financial Officer


                                             CHAMPLAIN MANAGEMENT SERVICES, INC.

/s/ Daniel B. Fitzpatrick                    By: /s/ Steven P. Schonberg
---------------------------------               --------------------------------
Daniel B. Fitzpatrick                        Its: President


                                             /s/ Michael J. Dressell
                                             -----------------------------------
                                             Michael J. Dressell


/s/ David M. Findlay                         /s/ Edward Davis
---------------------------------            -----------------------------------
David Findlay                                Edward Davis


                                             /s/ Nordahl L. Brue
                                             -----------------------------------
                                             Nordahl L. Brue



STATE OF  INDIANA
ST. JOSEPH COUNTY, SS.

At Mishawaka, IN, on this 28th day of February, 2001, before me personally appeared John C. Firth, the Exec. Vice President and duly authorized agent of QUALITY DINING, INC. who acknowledged the foregoing by him subscribed to be his free act and deed and the free act and deed of QUALITY DINING, INC.

/s/ Jill M. Condon
---------------------------------
Notary Public

My Commission Expires:  February 18, 2008
I am a resident of St. Joseph, County

STATE OF VERMONT
CHITTENDEN COUNTY, SS.

At Burlington, VT, on this 27th day of February, 2001, before me personally appeared Steven P. Schonberg, the Chief Financial Officer and duly authorized agent of BRUEGGER'S CORPORATION who acknowledged the foregoing by him subscribed to be his free act and deed and the free act and deed of BRUEGGER'S CORPORATION.

/s/ Kelly J. Reagan
---------------------------------
Notary Public
My Commission Expires:  02/10/03


STATE OF INDIANA
ST.JOSEPH COUNTY, SS.

At Mishawaka, IN, on this 28th day of February, 2001, before me personally appeared John C. Firth, the President and duly authorized agent of Grady's American Grill Restaurant Corporation, the general partner of GRADY'S AMERICAN GRILL, LP who acknowledged the foregoing by him subscribed to be his free act and deed and the free act and deed of GRADY'S AMERICAN GRILL, LP.

/s/ Jill M. Condon
---------------------------------
Notary Public

My Commission Expires:  February 18, 2008
I am a resident of St. Joseph, County IN

STATE OF VERMONT
CHITTENDEN COUNTY, SS.

At Burlington, VT, on this 27th day of February, 2001, before me personally appeared Steven P. Schonberg, the President and duly authorized agent of LETHE LLC who acknowledged the foregoing by him subscribed to be his free act and deed and the free act and deed of LETHE LLC.

/s/ Kelly J. Reagan
---------------------------------
Notary Public

My Commission Expires:  02/10/03



STATE OF INDIANA
ST. JOSEPH COUNTY, SS.

At Mishawaka, IN, on this 28th day of February, 2001, before me personally appeared John C. Firth, the President and duly authorized agent of GRADY'S AMERICAN GRILL RESTAURANT CORPORATION who acknowledged the foregoing by him subscribed to be his free act and deed and the free act and deed of GRADY'S AMERICAN GRILL RESTAURANT CORPORATION.

/s/ Jill M. Condon
---------------------------------
Notary Public

My Commission Expires:  February 18, 2008
I am a resident of St. Joseph, County  IN

STATE OF VERMONT
CHITTENDEN COUNTY, SS.

At Burlington, VT, on this 27th day of February, 2001, before me personally appeared Steven P. Schonberg, the President and duly authorized agent of BRUEGGER'S FRANCHISE CORPORATION who acknowledged the foregoing by him subscribed to be his free act and deed and the free act and deed of BRUEGGER'S FRANCHISE CORPORATION.

/s/ Kelly J. Reagan
---------------------------------
Notary Public

My Commission Expires:  02/10/03




STATE OF INDIANA
ST. JOSEPH COUNTY, SS.

At Mishawaka, IN this 28th day of February, 2001, DANIEL B. FITZPATRICK personally appeared, and he acknowledged the foregoing by him sealed and subscribed, to be his free act and deed.


/s/ Jill M. Condon
---------------------------------
Notary Public
My Commission Expires:  February 18, 2008
I am a resident of St. Joseph, County IN



STATE OF VERMONT
CHITTENDEN COUNTY, SS.

At Burlington, VT, on this 27th day of February, 2001, before me personally appeared Steven P. Schonberg, the President and duly authorized agent of CHAMPLAIN MANAGEMENT SERVICES, INC. who acknowledged the foregoing by him subscribed to be his free act and deed and the free act and deed of CHAMPLAIN MANAGEMENT SERVICES, INC.

/s/ Kelly J. Reagan
---------------------------------
Notary Public

My Commission Expires:  02/10/03

STATE OF VERMONT
CHITTENDEN COUNTY, SS.

At Burlington, VT this 27th day of February, 2001, NORDAHL L. BRUE personally appeared, and he acknowledged the foregoing by him sealed and subscribed, to be his free act and deed.

/s/ Kelly J. Reagan
---------------------------------
Notary Public

My Commission Expires:  02/10/03


STATE OF VERMONT
CHITTENDEN COUNTY, SS.

At Burlington, VT this 27th day of February, 2001, MICHAEL J. DRESSELL personally appeared, and he acknowledged the foregoing by him sealed and subscribed, to be his free act and deed.

/s/ Kelly J. Reagan
---------------------------------
Notary Public

My Commission Expires:  02/10/03


STATE OF INDIANA
ST. JOSEPH COUNTY, SS.

At Mishawaka, IN this 28th day of February, 2001, DAVID FINDLAY personally appeared, and he acknowledged the foregoing by him sealed and subscribed, to be his free act and deed.

/s/ Jill M. Condon
---------------------------------
Notary Public

My Commission Expires:  February 18, 2001
I am a resident of St. Joseph, County IN


STATE OF NORTH CAROLINA
WAKE COUNTY, SS.

At Raleigh, North Carolina this 27th day of February, 2001, EDWARD DAVIS personally appeared, and he acknowledged the foregoing by him sealed and subscribed, to be his free act and deed.

/s/
---------------------------------
Notary Public
My Commission Expires:  4/23/02